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                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference of our report dated March 17, 1995, appearing on Page F-2 of the Annual Report on Form 10-K on the consolidated financial statements of Asset Investors Corporation appearing on pages F-3 through F-30 of the Annual Report on Form 10-K for the year ended December 31, 1994.






                                                     KENNETH LEVENTHAL & COMPANY

Phoenix, Arizona
March 28, 1995